Exhibit 99.1

FOR IMMEDIATE RELEASE                            January 24, 2019

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FULL YEAR 2018
Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq - MOFG) (“we”, “our”, or “the Company”) today reported its financial results for the fourth quarter and full year 2018. Net income for the fourth quarter of 2018 was $7.6 million, or $0.62 per diluted common share, compared to net income of $6.8 million, or $0.55 per diluted common share, for the third quarter of 2018 (the “linked quarter”). Net income for the full year 2018 was $30.4 million, or $2.48 per diluted common share, compared to net income for the full year 2017 of $18.7 million, or $1.55 per diluted common share. Merger-related costs reduced earnings per share by $0.02 for the fourth quarter of 2018, $0.05 for the linked quarter, and $0.06 for the full year 2018.
FINANCIAL HIGHLIGHTS

	As of or For the Three Months Ended		As of or For the Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2018	2017
	(Dollars in thousands, except per share amounts)
Net income	$7,624	$6,778	$30,351	$18,699
Diluted earnings per share	$0.62	$0.55	$2.48	$1.55
Return on average assets	0.92%	0.83%	0.93%	0.60%
Return on average equity	8.61%	7.72%	8.78%	5.58%
Return on average tangible equity (1)	11.47%	10.45%	11.86%	8.00%

Net interest margin (tax equivalent)(1)	3.59%	3.56%	3.62%	3.83%
Yield on average loans (tax equivalent)(1)	4.85%	4.74%	4.77%	4.73%
Cost of average total deposits	0.78%	0.70%	0.66%	0.46%
Efficiency ratio(1)	58.33%	68.58%	62.05%	58.64%

Total assets	$3,291,480	$3,267,965	$3,291,480	$3,212,271
Loans held for investment	$2,398,779	$2,377,649	$2,398,779	$2,286,695
Total deposits	$2,612,929	$2,632,259	$2,612,929	$2,605,319

Equity to assets ratio	10.85%	10.69%	10.85%	10.59%
Tangible equity/tangible assets(1)	8.80%	8.61%	8.80%	8.44%
Book value per share	$29.32	$28.57	$29.32	$27.85
Tangible book value per share(1)	$23.25	$22.50	$23.25	$21.67
Loan to deposit ratio	91.80%	90.33%	91.80%	87.77%

(1) Non-GAAP measure. See pages 14-15 for a detailed explanation.
Charles Funk, President and CEO, commented, “The year of 2018 represents the best net income and earnings per share performance in our Company’s history. While we are pleased with the Company’s progress, we are far from satisfied and are confident that 2019 will be another year of tangible improvement.”

INCOME STATEMENT HIGHLIGHTS
Net Interest Income
Net interest income increased in the fourth quarter of 2018 to $26.7 million from $26.4 million in the linked quarter due primarily to a higher average loan yields. The loan yield was 4.85% for the fourth quarter of 2018 compared to 4.74% for the linked quarter. The increased loan yield reflected higher coupon interest partially offset by a decrease in discount accretion on acquired loans. Discount accretion on acquired loans decreased to $454 thousand in the current quarter from $605 thousand in the linked quarter. The total remaining acquired loan discount as of December 31, 2018 was $5.8 million. The linked quarter also included $313 thousand in interest reversals from nonaccrual loans compared to $89 thousand in the fourth quarter of 2018.
The tax equivalent net interest margin (NIM) increased to 3.59% for the fourth quarter of 2018 from 3.56% in the linked quarter. The increase in the NIM was due primarily to higher yields on average loans, partially offset by higher deposit and borrowing costs. Loan purchase discount accretion added 6 bps to the NIM in the current quarter compared to 8 bps in the linked quarter.
The cost of average total deposits in the fourth quarter of 2018 was 0.78% compared to 0.70% in the linked quarter. The increase reflects the higher rates paid to attract and retain deposits in light of recent market rate increases and the competitive market for deposits.
“The flat yield curve and increased competition for deposits is a headwind for the net interest margin,” stated Mr. Funk. “However, our year-over-year quarterly margin, excluding loan purchase discount accretion and the effects of tax reform, was basically flat and we are pleased with this performance.”
Noninterest Income
Noninterest income for the fourth quarter of 2018 decreased $339 thousand, or 6%, from the linked quarter. The decrease was primarily due to $190 thousand in foreclosed asset gains, $146 thousand of income from customer derivative contracts, and $192 thousand of investment security gains, all in the linked quarter. The investment security gains in the linked quarter were recognized in connection with the sales of certain tax-exempt municipal securities. Those sales were completed to take advantage of favorable market pricing for those securities. Other service charges and fees in the fourth quarter of 2018 were up mainly due to a $211 thousand recovery related to an acquired asset.
The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	December 31,	September 30,
Noninterest Income	2018	2018
	(In thousands)
Trust, investment, and insurance fees	$1,534	$1,526
Service charges and fees on deposit accounts	1,175	1,148
Loan origination and servicing fees	884	891
Other service charges and fees	1,751	1,502
Bank-owned life insurance	381	399
Investment securities gains (losses), net	(4)	192
Other	(76)	326
Total noninterest income	$5,645	$5,984
Noninterest Expense
Noninterest expense for the fourth quarter of 2018 decreased $3.0 million, or 13.2%, from the linked quarter. The decrease was driven by occupancy charges, salaries and employee benefits, and professional fees. Occupancy and equipment, net, decreased $1.4 million, as the linked quarter included a $585 thousand write-down of a former Minnesota banking center, whereas the current quarter included a $743 gain on the sale of a former bank administration building. Salaries and employee benefits decreased $940 thousand primarily from decreased benefits expenses of $438 thousand in the fourth quarter of 2018 due to expense accrual adjustments, and approximately $274 thousand of expenses in the linked quarter related to the retirement of the Company’s former Chief Credit Officer. Professional fees decreased $834 thousand, mainly due to a decrease of $499 thousand of costs related to our planned merger with ATBancorp as well as decreased credit-related legal fees.

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	December 31,	September 30,
Noninterest Expense	2018	2018
	(In thousands)
Salaries and employee benefits	$12,111	$13,051
Occupancy and equipment, net	2,597	3,951
Professional fees	1,027	1,861
Data processing	875	697
FDIC insurance	429	393
Amortization of intangibles	503	547
Other	2,261	2,311
Total noninterest expense	$19,803	$22,811
The following table presents details of merger-related costs for the periods indicated:

	Three Months Ended
	December 31,	September 30,
	2018	2018
	(In thousands)
Occupancy and equipment, net	$2	$—
Professional fees	89	588
Data processing	100	—
Other	15	—
Total merger-related costs	$206	$588
Income Taxes
The effective income tax rate was 18.2% for the fourth quarter of 2018 and 21.0% for the linked quarter. The effective tax rate for the fourth quarter of 2018 was lower due primarily to certain tax credits recognized during the period. The effective tax rate for the full year 2018 was 20.1%.
BALANCE SHEET HIGHLIGHTS
Loans Held for Investment
Loans held for investment, net of unearned income, increased $112.1 million, or 4.9%, from $2.29 billion at December 31, 2017, to $2.40 billion at December 31, 2018. Loan portfolio segments experiencing the largest increases were commercial real estate and commercial and industrial. As of December 31, 2018, commercial real estate loans comprised approximately 53% of the loan portfolio. Commercial and industrial loans was the next largest category at 22% of total loans, followed by residential real estate loans at 19%, agricultural loans at 4%, and consumer loans at 2%.
Mr. Funk continued, ”Loan growth of 4.9% represents good performance during a year in which approximately 25% of our footprint faced a challenging rural economy.”

The following table presents the composition of loans held for investment, net of unearned income, as of the dates indicated:

	December 31,	September 30,	December 31,
Loans Held for Investment	2018	2018	2017
	(In thousands)
Commercial and industrial	$533,188	$523,333	$503,624
Agricultural	96,956	103,207	105,512
Commercial real estate
Construction and development	217,617	223,324	165,276
Farmland	88,807	85,735	87,868
Multifamily	134,741	126,663	134,506
Other	826,163	818,068	784,321
Total commercial real estate	1,267,328	1,253,790	1,171,971
Residential real estate
One-to-four family first liens	341,830	342,755	352,226
One-to-four family junior liens	120,049	115,768	117,204
Total residential real estate	461,879	458,523	469,430
Consumer	39,428	38,796	36,158
Total loans held for investment, net of unearned income	$2,398,779	$2,377,649	$2,286,695
Provision and Allowance for Loan Losses
For the fourth quarter of 2018, the provision for loan losses was $3.3 million, an increase of $2.3 million from the linked quarter. The provision for loan losses for the fourth quarter of 2018 was mainly due to net charge-offs experienced during the period and the recognition of impairment on one credit relationship.
The following table shows the activity in the allowance for loan losses for the periods indicated:

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
Allowance for Loan Losses Roll Forward	2018	2018	2017	2018	2017
	(In thousands)
Beginning balance	$31,278	$30,800	$26,510	$28,059	$21,850
Charge-offs	(5,456)	(817)	(9,296)	(7,040)	(12,033)
Recoveries	235	345	176	988	908
Net charge-offs	(5,221)	(472)	(9,120)	(6,052)	(11,125)
Provision for credit losses	3,250	950	10,669	7,300	17,334
Ending balance	$29,307	$31,278	$28,059	$29,307	$28,059
“$4.8 million of the net charge-offs this quarter was related to a loan that had been partially charged-off in the fourth quarter of 2017,” noted Mr. Funk. “This loan is in the process of being resolved in a bankruptcy sale. While we had reserved $3.4 million against this loan, the proceeds of the sale were lower than we anticipated, thus necessitating an additional provision for loan loss. We did not, however, see any significant deterioration in our agricultural portfolio during the quarter, and at 147.09%, our loan loss reserve more than covers our nonperforming assets.”
Deposits and Borrowings
Total deposits at December 31, 2018, were $2.61 billion, an increase of $7.6 million from December 31, 2017. The mix of deposits saw increases between December 31, 2017 and December 31, 2018 of $21.8 million, or 3.1%, in certificates of deposit, and $11.6 million, or 0.9%, in interest-bearing checking deposits. These increases were partially offset by a decrease of $22.8 million, or (4.9)%, in non-interest-bearing demand deposits, and $3.0 million, or (1.4)%, in savings deposits between the two dates.

The following table presents the composition of our deposit portfolio as of the dates indicated:

	December 31,	September 30,	December 31,
Deposit Composition	2018	2018	2017
	(In thousands)
Noninterest-bearing demand	$439,133	$458,576	$461,969
Interest checking	683,894	691,743	687,433
Money market	555,839	545,179	540,679
Savings	210,416	211,591	213,430
Total non-maturity deposits	1,889,282	1,907,089	1,903,511
Time deposits less than $100,000	352,631	348,099	324,681
Time deposits of $100,000 to $250,000	179,764	174,459	158,259
Time deposits of $250,000 and over	191,252	202,612	218,868
Total time deposits	723,647	725,170	701,808
Total deposits	$2,612,929	$2,632,259	$2,605,319
Between December 31, 2017 and December 31, 2018, federal funds purchased rose $55.9 million, to $56.9 million compared to $1.0 million, while securities sold under agreements to repurchase declined $21.7 million, due to normal cash need fluctuations by customers. FHLB borrowings rose $21.0 million or 18.3%, between the two dates. The overall increase in borrowings was the result of growth in the loan portfolio exceeding deposit growth. At December 31, 2018, long-term debt had an outstanding balance of $7.5 million, a decrease of $5.0 million, or 40.0%, from December 31, 2017, due to normal scheduled repayments.
CREDIT QUALITY
Nonaccrual loans increased $5.1 million between December 31, 2017 and December 31, 2018, primarily due to $16.1 million being added to nonaccrual status, partially offset by $2.7 million of payments, net charge-offs of $5.4 million, and $2.3 million coming out of nonaccrual status. The balance of loans modified in a troubled debt restructuring (“TDRs”) decreased $4.5 million from year-end 2017, primarily due to payments of $3.5 million. Loans 90 days or more past due and still accruing interest increased $158 thousand between December 31, 2017, and December 31, 2018. At December 31, 2018, net foreclosed assets totaled $535 thousand, down from $2.0 million at December 31, 2017. As of December 31, 2018, the allowance for loan losses was $29.3 million, or 1.22% of total loans, compared with $28.1 million, or 1.23% of total loans at December 31, 2017.
The following table presents selected loan credit quality metrics as of the dates indicated:

	December 31,	September 30,	December 31,
Credit Quality Metrics	2018	2018	2017
	(dollars in thousands)
Nonaccrual loans held for investment	$19,924	$20,929	$14,784
Performing troubled debt restructured loans held for investment	5,284	7,354	8,870
Accruing loans contractually past due 90 days or more	365	171	207
Foreclosed assets, net	535	549	2,010
Total nonperforming assets	$26,108	$29,003	$25,871
Allowance for loan losses	29,307	31,278	28,059
Provision for loan losses (for the quarter)	3,250	950	10,669
Net charge-offs (for the quarter)	5,221	472	9,120
Net charge-offs to average loans held for investment (for the quarter)	0.86%	0.08%	1.60%
Allowance for loan losses to loans held for investment	1.22%	1.32%	1.23%
Allowance for loan losses to nonaccrual loans held for investment	147.09%	149.45%	189.79%
Nonaccrual loans held for investment to loans held for investment	0.83%	0.88%	0.65%
CORPORATE UPDATE
Proposed Merger with ATBancorp
On January 11, 2019, the Company held a special meeting of shareholders, at which the Company’s shareholders voted on a proposal to approve and adopt the Agreement and Plan of Merger, dated August 21, 2018, by and between the Company and ATBancorp ("ATB"), pursuant to which ATB will merge with and into the Company (the "Merger Proposal"), and on a proposal to approve the issuance of approximately 4,117,541 shares of the Company’s common stock to ATB's shareholders in connection with the merger. The shareholders present in person or by proxy at the special meeting approved both the the Merger Proposal and the issuance of common stock.
For further information, please refer to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 11, 2019.
Mr. Funk commented, “We anticipate closing this transaction late in the first quarter of 2019, and are excited about the opportunities presented by this transaction, not the least of which is projected significant earnings accretion to our Company.”
Share Repurchase Program
During the fourth quarter of 2018 and for the year ended December 31, 2018, we repurchased 42,130 shares at an average price of $24.81 and a total cost of $1.0 million. At December 31, 2018, $4.0 million remained available to repurchase shares under the Company’s current share repurchase program.
Quarterly Cash Dividend Declared
On January 15, 2019, the Company’s board of directors declared a quarterly cash dividend of $0.2025 per common share, an increase of 3.8% from the dividend paid in the previous quarter. The dividend is payable March 15, 2019, to shareholders of record at the close of business on February 28, 2019. At this quarterly rate, the indicated annual cash dividend is equal to $0.81 per common share.
“We are pleased to raise the dividend to our shareholders in 2019. We continue to monitor opportunities to repurchase our stock,” concluded Mr. Funk.
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m., CDT, on Friday, January 25, 2019. To participate, please dial 866-233-3483 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until April 25, 2019, by calling 877-344-7529 and using the replay access code of 10126188. A transcript of the call will also be available on the company’s web site (www.midwestone.com) within three business days of the event.
ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne Financial is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, Florida, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.com. MidWestOne Financial trades on the Nasdaq Global Select Market under the symbol “MOFG”.
Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) credit quality deterioration or pronounced and sustained reduction in real estate market values causing an increase in the allowance for credit losses, an increase in the provision for loan losses, and a reduction in net earnings; (2) the risk of mergers, including with ATBancorp, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (3) our management’s ability to reduce and effectively manage interest rate risk and the impact of interest rates in general on the volatility of our net interest income; (4) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (5) fluctuations in the value of our investment securities; (6) governmental monetary and fiscal policies; (7) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and other coverages; (8) the ability to attract and retain key executives and employees experienced in banking and financial services; (9) the sufficiency of the allowance for loan losses to absorb the amount of actual losses inherent in our existing loan portfolio; (10) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (11) credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio; (12) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, and other financial institutions operating in our markets or elsewhere or providing similar services; (13) the failure of assumptions underlying the establishment of allowances for loan losses and estimation of values of collateral and various financial assets and liabilities; (14) volatility of rate-sensitive deposits; (15) operational risks, including data processing system failures or fraud; (16) asset/liability matching risks and liquidity risks; (17) the costs, effects and outcomes of existing or future litigation; (18) changes in general economic or industry conditions, nationally, internationally or in the communities in which we conduct business; (19) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (20) war or terrorist activities which may cause further deterioration in the economy or cause instability in credit markets; (21) cyber-attacks; (22) the imposition of tariffs or other domestic or international governmental policies impacting the value of the agricultural or other products of our borrowers; and (23) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	December 31,
	2018	2018	2017
	(In thousands)
ASSETS
Cash and due from banks	$43,787	$49,229	$44,818
Interest-earning deposits in banks	1,693	4,150	5,474
Federal funds sold	—	—	680
Total cash and cash equivalents	45,480	53,379	50,972
Equity securities at fair value	2,737	2,797	2,336
Debt securities available for sale at fair value	414,101	407,766	445,324
Held to maturity securities at amortized cost	195,822	191,733	195,619
Loans held for sale	666	1,124	856
Loans held for investment, net of unearned income	2,398,779	2,377,649	2,286,695
Allowance for loan losses	(29,307)	(31,278)	(28,059)
Loans held for investment, net	2,369,472	2,346,371	2,258,636
Premises and equipment, net	75,773	76,497	75,969
Goodwill	64,654	64,654	64,654
Other intangible assets, net	9,876	10,378	12,046
Foreclosed assets, net	535	549	2,010
Other	112,364	112,717	103,849
Total assets	$3,291,480	$3,267,965	$3,212,271
LIABILITIES
Noninterest-bearing deposits	$439,133	$458,576	$461,969
Interest-bearing deposits	2,173,796	2,173,683	2,143,350
Total deposits	2,612,929	2,632,259	2,605,319
Federal funds purchased	56,900	19,056	1,000
Securities sold under agreements to repurchase	74,522	68,922	96,229
Federal Home Loan Bank borrowings	136,000	143,000	115,000
Junior subordinated notes issued to capital trusts	23,888	23,865	23,793
Long-term debt	7,500	8,750	12,500
Other	22,674	22,924	18,126
Total liabilities	2,934,413	2,918,776	2,871,967
SHAREHOLDERS' EQUITY
Common stock	12,463	12,463	12,463
Additional paid-in capital	187,813	187,581	187,486
Treasury stock	(6,499)	(5,474)	(5,121)
Retained earnings	168,951	163,709	148,078
Accumulated other comprehensive loss	(5,661)	(9,090)	(2,602)
Total shareholders' equity	357,067	349,189	340,304
Total liabilities and shareholders' equity	$3,291,480	$3,267,965	$3,212,271

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Years Ended
	December 31,	September 30,	December 31,	December 31,
	2018	2018	2017	2018	2017
	(In thousands, except per share data)
Interest income
Loans	$29,052	$28,088	$26,231	$111,193	$102,366
Taxable securities	2,949	2,965	2,676	11,742	10,573
Tax-exempt securities	1,375	1,395	1,540	5,827	6,239
Deposits in banks and federal funds sold	23	12	91	62	142
Total interest income	33,399	32,460	30,538	128,824	119,320
Interest expense
Deposits	5,161	4,625	3,120	17,331	11,489
Federal funds purchased	181	144	19	661	171
Securities sold under agreements to repurchase	190	173	116	641	241
Federal Home Loan Bank borrowings	739	741	517	2,612	1,838
Other borrowings	4	3	3	13	12
Junior subordinated notes issued to capital trusts	306	313	245	1,184	949
Long-term debt	90	100	107	399	445
Total interest expense	6,671	6,099	4,127	22,841	15,145
Net interest income	26,728	26,361	26,411	105,983	104,175
Provision for loan losses	3,250	950	10,669	7,300	17,334
Net interest income after provision for loan losses	23,478	25,411	15,742	98,683	86,841
Noninterest income
Trust, investment, and insurance fees	1,534	1,526	1,595	6,237	6,189
Service charges and fees on deposit accounts	1,175	1,148	1,291	4,649	5,126
Loan origination and servicing fees	884	891	889	3,622	3,421
Other service charges and fees	1,751	1,502	1,412	6,215	5,992
Bank-owned life insurance	381	399	398	1,610	1,388
Investment securities gains (losses), net	(4)	192	2	193	241
Other	(76)	326	(53)	262	13
Total noninterest income	5,645	5,984	5,534	22,788	22,370
Noninterest expense
Salaries and employee benefits	12,111	13,051	12,152	49,758	47,864
Occupancy and equipment, net	2,597	3,951	2,982	13,037	12,305
Professional fees	1,027	1,861	971	4,641	3,962
Data processing	875	697	692	2,951	2,674
FDIC insurance	429	393	308	1,533	1,265
Amortization of intangibles	503	547	713	2,296	3,125
Other	2,261	2,311	2,275	9,287	8,941
Total noninterest expense	19,803	22,811	20,093	83,503	80,136
Income before income tax expense	9,320	8,584	1,183	37,968	29,075
Income tax expense	1,696	1,806	2,773	7,617	10,376
Net income	$7,624	$6,778	$(1,590)	$30,351	$18,699
Earnings (loss) per common share
Basic	$0.62	$0.55	$(0.13)	$2.48	$1.55
Diluted	$0.62	$0.55	$(0.13)	$2.48	$1.55
Weighted average basic common shares outstanding	12,217	12,221	12,219	12,220	12,038
Weighted average diluted common shares outstanding	12,235	12,240	12,219	12,237	12,063
Dividends paid per common share	$0.195	$0.195	$0.17	$0.78	$0.67

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
	(In thousands)
ASSETS
Cash and due from banks	$43,787	$49,229	$41,547	$39,929	$44,818
Interest-earning deposits in banks	1,693	4,150	1,717	2,467	5,474
Federal funds sold	—	—	—	—	680
Total cash and cash equivalents	45,480	53,379	43,264	42,396	50,972
Equity securities at fair value	2,737	2,797	2,809	2,815	2,336
Debt securities available for sale at fair value	414,101	407,766	438,312	446,087	445,324
Held to maturity securities at amortized cost	195,822	191,733	192,896	194,617	195,619
Loans held for sale	666	1,124	1,528	870	856
Loans held for investment, net of unearned income	2,398,779	2,377,649	2,364,035	2,326,158	2,286,695
Allowance for loan losses	(29,307)	(31,278)	(30,800)	(29,671)	(28,059)
Loans held for investment, net	2,369,472	2,346,371	2,333,235	2,296,487	2,258,636
Premises and equipment, net	75,773	76,497	78,106	77,552	75,969
Goodwill	64,654	64,654	64,654	64,654	64,654
Other intangible assets, net	9,876	10,378	10,925	11,389	12,046
Foreclosed assets, net	535	549	676	1,001	2,010
Other	112,364	112,717	109,872	103,774	103,849
Total assets	$3,291,480	$3,267,965	$3,276,277	$3,241,642	$3,212,271
LIABILITIES
Non-interest-bearing deposits	$439,133	$458,576	$469,862	$450,168	$461,969
Interest-bearing deposits	2,173,796	2,173,683	2,134,339	2,181,753	2,143,350
Total deposits	2,612,929	2,632,259	2,604,201	2,631,921	2,605,319
Federal funds purchased	56,900	19,056	52,421	25,573	1,000
Securities sold under agreements to repurchase	74,522	68,922	75,046	67,738	96,229
Federal Home Loan Bank borrowings	136,000	143,000	143,000	123,000	115,000
Junior subordinated notes issued to capital trusts	23,888	23,865	23,841	23,817	23,793
Long-term debt	7,500	8,750	10,000	11,250	12,500
Other	22,674	22,924	21,567	16,966	18,126
Total liabilities	2,934,413	2,918,776	2,930,076	2,900,265	2,871,967
SHAREHOLDERS' EQUITY
Common stock	12,463	12,463	12,463	12,463	12,463
Additional paid-in capital	187,813	187,581	187,304	187,188	187,486
Treasury stock	(6,499)	(5,474)	(5,474)	(5,612)	(5,121)
Retained earnings	168,951	163,709	159,315	153,542	148,078
Accumulated other comprehensive income (loss)	(5,661)	(9,090)	(7,407)	(6,204)	(2,602)
Total shareholders' equity	357,067	349,189	346,201	341,377	340,304
Total liabilities and shareholders' equity	$3,291,480	$3,267,965	$3,276,277	$3,241,642	$3,212,271

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2018	2018	2018	2018	2017
	(In thousands, except per share data)
Interest income
Loans	$29,052	$28,088	$27,486	$26,567	$26,231
Taxable securities	2,949	2,965	2,940	2,888	2,676
Tax-exempt securities	1,375	1,395	1,528	1,529	1,540
Deposits in banks and federal funds sold	23	12	19	8	91
Total interest income	33,399	32,460	31,973	30,992	30,538
Interest expense
Deposits	5,161	4,625	4,009	3,536	3,120
Federal funds purchased	181	144	211	125	19
Securities sold under agreements to repurchase	190	173	144	134	116
Federal Home Loan Bank borrowings	739	741	615	517	517
Other borrowings	4	3	4	2	3
Junior subordinated notes issued to capital trusts	306	313	307	258	245
Long-term debt	90	100	102	107	107
Total interest expense	6,671	6,099	5,392	4,679	4,127
Net interest income	26,728	26,361	26,581	26,313	26,411
Provision for loan losses	3,250	950	1,250	1,850	10,669
Net interest income after provision for loan losses	23,478	25,411	25,331	24,463	15,742
Noninterest income
Trust, investment, and insurance fees	1,534	1,526	1,537	1,640	1,595
Service charges and fees on deposit accounts	1,175	1,148	1,158	1,168	1,291
Loan origination and servicing fees	884	891	906	941	889
Other service charges and fees	1,751	1,502	1,582	1,380	1,412
Bank-owned life insurance	381	399	397	433	398
Investment securities gains (losses), net	(4)	192	(4)	9	2
Other	(76)	326	(89)	101	(53)
Total noninterest income	5,645	5,984	5,487	5,672	5,534
Noninterest expense
Salaries and employee benefits	12,111	13,051	12,225	12,371	12,152
Occupancy and equipment, net	2,597	3,951	3,238	3,251	2,982
Professional fees	1,027	1,861	959	794	971
Data processing	875	697	691	688	692
FDIC insurance	429	393	392	319	308
Amortization of intangibles	503	547	589	657	713
Other	2,261	2,311	2,437	2,278	2,275
Total noninterest expense	19,803	22,811	20,531	20,358	20,093
Income before income tax expense	9,320	8,584	10,287	9,777	1,183
Income tax expense	1,696	1,806	2,131	1,984	2,773
Net income (loss)	$7,624	$6,778	$8,156	$7,793	$(1,590)
Earnings (loss) per common share
Basic	$0.62	$0.55	$0.67	$0.64	$(0.13)
Diluted	$0.62	$0.55	$0.67	$0.64	$(0.13)
Weighted average basic common shares outstanding	12,217	12,221	12,218	12,223	12,219
Weighted average diluted common shares outstanding	12,235	12,240	12,230	12,242	12,219
Dividends paid per common share	$0.195	$0.195	$0.195	$0.20	$0.17

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans (1)(2)	$2,398,859	$29,330	4.85%	$2,375,100	$28,358	4.74%	$2,258,009	$26,716	4.69%
Investment securities:
Taxable securities	421,203	2,949	2.78%	426,674	2,965	2.76	415,518	2,676	2.56%
Tax exempt securities (3)	198,073	1,732	3.47%	200,577	1,760	3.48	218,022	2,354	4.28%
Total investment securities	619,276	4,681	3.00%	627,251	4,725	2.99	633,540	5,030	3.15%
Federal funds sold and interest-earning deposits in banks	4,243	23	2.15%	2,541	12	1.87	27,465	91	1.31%
Total interest-earning assets	$3,022,378	34,034	4.47%	$3,004,892	33,095	4.37%	$2,919,014	31,837	4.33%
Cash and due from banks	37,599			36,759			37,122
Premises and equipment	76,271			77,476			75,445
Allowance for loan losses	(31,712)			(31,441)			(26,321)
Other assets	173,590			170,597			165,800
Total assets	$3,278,126			$3,258,283			$3,171,060
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings and interest-bearing demand deposits	$1,447,599	1,994	0.55%	$1,425,768	1,685	0.47%	$1,408,099	1,085	0.31%
Certificates of deposit	724,973	3,167	1.73%	729,795	2,940	1.60%	667,362	2,035	1.21%
Total interest-bearing deposits	2,172,572	5,161	0.94%	2,155,563	4,625	0.85%	2,075,461	3,120	0.60%
Federal funds purchased and securities sold under agreements to repurchase	104,710	371	1.41%	99,254	317	1.27%	95,376	135	0.56%
Federal Home Loan Bank borrowings	137,065	739	2.14%	143,326	741	2.05%	126,087	517	1.63%
Long-term debt and junior subordinated notes issued to capital trusts	33,964	400	4.67%	35,109	416	4.70%	38,823	355	3.63%
Total borrowed funds	275,739	1,510	2.17%	277,689	1,474	2.11%	260,286	1,007	1.53%
Total interest-bearing liabilities	$2,448,311	6,671	1.08%	$2,433,252	6,099	0.99%	$2,335,747	4,127	0.70%
Demand deposits	454,185			453,124			467,784
Other liabilities	24,232			23,776			19,851
Shareholders’ equity	351,398			348,131			347,678
Total liabilities and shareholders’ equity	$3,278,126			$3,258,283			$3,171,060
Net interest income(4)		$27,363			$26,996			$27,710
Net interest spread(4)			3.39%			3.38%			3.63%
Net interest margin(4)			3.59%			3.56%			3.77%
Total deposits(5)	$2,626,757	$5,161	0.78%	$2,608,687	$4,625	0.70%	$2,543,245	$3,120	0.49%
Funding sources(6)	$2,902,496	$6,671	0.91%	$2,886,376	$6,099	0.84%	$2,803,531	$4,127	0.58%

(1) Non-accrual loans have been included in average loans, net of unearned income. Amortized net deferred loans and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loans fees was $(67) thousand, $(128) thousand, and $(132) thousand for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively. Accretion of unearned purchase discounts was $454 thousand, $605 thousand, and $1,088 thousand for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively.
(2) Includes tax-equivalent adjustments of $278 thousand, $270 thousand, and $485 thousand for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively. The federal statutory tax rate utilized was 21% for the 2018 periods and 35% for the 2017 period.
(3) Includes tax-equivalent adjustments of $357 thousand, $365 thousand, and $814 thousand for the three months ended December 31, 2018, September 30, 2018, and December 31, 2017, respectively. The federal statutory tax rate utilized was 21% for the 2018 periods and 35% for the 2017 period.
(4) Tax equivalent.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

MIDWESTONE FINANCIAL GROUP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Years Ended
	December 31, 2018			December 31, 2017
	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
	(Dollars in thousands)
ASSETS
Loans (1)(2)	$2,354,354	$112,233	4.77%	$2,201,364	$104,096	4.73%
Investment securities:
Taxable securities	431,478	11,742	2.72%	423,678	10,573	2.50%
Tax exempt securities (3)	207,605	7,342	3.54%	217,650	9,536	4.38%
Total investment securities	639,083	19,084	2.99%	641,328	20,109	3.14%
Federal funds sold and interest-earning deposits in banks	3,372	62	1.84%	11,138	142	1.27%
Total interest-earning assets	$2,996,809	131,379	4.38%	$2,853,830	124,347	4.36%
Cash and due from banks	36,384			35,745
Premises and equipment	77,178			75,082
Allowance for loan losses	(30,533)			(23,557)
Other assets	169,880			156,396
Total assets	$3,249,718			$3,097,496
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings and interest-bearing demand deposits	$1,429,672	6,181	0.43%	$1,357,554	3,863	0.28%
Certificates of deposit	723,830	11,150	1.54%	674,757	7,626	1.13%
Total interest-bearing deposits	2,153,502	17,331	0.80%	2,032,311	11,489	0.57%
Federal funds purchased and securities sold under agreements to repurchase	105,094	1,302	1.24%	87,763	412	0.47%
Federal Home Loan Bank borrowings	133,814	2,612	1.95%	110,000	1,838	1.67%
Long-term debt and junior subordinated notes issued to capital trusts	35,726	1,596	4.47%	40,679	1,406	3.46%
Total borrowed funds	274,634	5,510	2.01%	238,442	3,656	1.53%
Total interest-bearing liabilities	$2,428,136	22,841	0.94%	$2,270,753	15,145	0.67%
Demand deposits	455,223			471,170
Other liabilities	20,625			20,607
Shareholders’ equity	345,734			334,966
Total liabilities and shareholders’ equity	$3,249,718			$3,097,496
Net interest income(4)		$108,538			$109,202
Net interest spread(4)			3.44%			3.69%
Net interest margin(4)			3.62%			3.83%
Total deposits(5)	$2,608,725	$17,331	0.66%	$2,503,481	$11,489	0.46%
Funding sources(6)	$2,883,359	$22,841	0.79%	$2,741,923	$15,145	0.55%

(1) Non-accrual loans have been included in average loans, net of unearned income. Amortized net deferred loans and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loans fees was $(407) thousand and $(543) thousand for the years ended ended December 31, 2018 and December 31, 2017, respectively. Accretion of unearned purchase discounts was $2.7 million and $4.8 million for the years ended ended December 31, 2018 and December 31, 2017, respectively.
(2) Includes tax-equivalent adjustments of $1.0 million and $1.7 million for the years ended ended December 31, 2018 and December 31, 2017, respectively. The federal statutory tax rate utilized was 21% for the 2018 periods and 35% for the 2017 period.
(3) Includes tax-equivalent adjustments of $1.5 million and $3.3 million for the years ended ended December 31, 2018 and December 31, 2017, respectively. The federal statutory tax rate utilized was 21% for the 2018 periods and 35% for the 2017 period.
(4) Tax equivalent.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Funding sources is the sum of total interest-bearing liabilities and noninterest-bearing demand deposits. The cost of funding sources is calculated as annualized total interest expense divided by average funding sources.

Non-GAAP Presentations:
Certain non-GAAP ratios and amounts are provided to evaluate and measure the Company’s operating performance and financial condition, including tangible book value per share, the tangible equity to tangible assets ratio, return on average tangible equity, net interest margin, and the efficiency ratio. Management believes this data provides investors with pertinent information regarding the Company’s profitability, financial condition and capital adequacy and how management evaluates such metrics internally.  The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	As of	As of	As of	As of	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(unaudited, dollars in thousands, except per share data)	2018	2018	2018	2018	2017
Tangible Equity
Total shareholders’ equity	$357,067	$349,189	$346,201	$341,377	$340,304
Plus: Deferred tax liability associated with intangibles	660	786	924	1,073	1,241
Less: Intangible assets, net	(74,530)	(75,032)	(75,579)	(76,043)	(76,700)
Tangible equity	$283,197	$274,943	$271,546	$266,407	$264,845
Tangible Assets
Total assets	$3,291,480	$3,267,965	$3,276,277	$3,241,642	$3,212,271
Plus: Deferred tax liability associated with intangibles	660	786	924	1,073	1,241
Less: Intangible assets, net	(74,530)	(75,032)	(75,579)	(76,043)	(76,700)
Tangible assets	$3,217,610	$3,193,719	$3,201,622	$3,166,672	$3,136,812
Common shares outstanding	12,180,015	12,221,107	12,221,107	12,214,942	12,219,611
Tangible Book Value Per Share	$23.25	$22.50	$22.22	$21.81	$21.67
Tangible Equity/Tangible Assets	8.80%	8.61%	8.48%	8.41%	8.44%

	For the Three Months Ended			For the Years Ended
(unaudited, dollars in thousands)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Net Income	$7,624	$6,778	$(1,590)	$30,351	$18,699
Plus: Intangible amortization, net of tax(1)	397	432	463	1,814	2,031
Adjusted net income	$8,021	$7,210	$(1,127)	$32,165	$20,730
Average Tangible Equity
Average total shareholders’ equity	$351,398	$348,131	$347,678	$345,734	$334,966
Plus: Average deferred tax liability associated with intangibles	720	852	1,993	929	2,436
Less: Average intangible assets, net of amortization	(74,766)	(75,292)	(77,037)	(75,531)	(78,159)
Average tangible equity	$277,352	$273,691	$272,634	$271,132	$259,243
Return on Average Tangible Equity (annualized)	11.47%	10.45%	(1.64)%	11.86%	8.00%

Net Interest Margin Tax Equivalent Adjustment
Net interest income	$26,728	$26,361	$26,411	$105,983	$104,175
Plus tax equivalent adjustment:(1)
Loans	278	270	485	1,040	1,730
Securities	357	365	814	1,515	3,297
Tax equivalent net interest income (1)	$27,363	$26,996	$27,710	$108,538	$109,202
Average interest earning assets	$3,022,378	$3,004,892	$2,919,014	$2,996,809	$2,853,830
Net Interest Margin	3.59%	3.56%	3.77%	3.62%	3.83%
(1) Computed on a tax-equivalent basis, assuming a federal income tax rate of 21% for 2018, and 35% for 2017.

	For the Three Months Ended			For the Years Ended
(dollars in thousands)	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Operating Expense
Total noninterest expense	$19,803	$22,811	$20,093	$83,503	$80,136
Less: Amortization of intangibles	(503)	(547)	(713)	(2,296)	(3,125)
Operating expense	$19,300	$22,264	$19,380	$81,207	$77,011
Operating Revenue
Tax equivalent net interest income (1)	$27,363	$26,996	$27,710	$108,538	$109,202
Plus: Noninterest income	5,645	5,984	5,534	22,788	22,370
Less: (Gain) loss on sale or call of debt securities	4	(192)	(2)	(193)	(241)
Other (gain) loss	76	(326)	53	(262)	(13)
Operating revenue	$33,088	$32,462	$33,295	$130,871	$131,318
Efficiency Ratio	58.33%	68.58%	58.21%	62.05%	58.64%
(1) Computed on a tax-equivalent basis, assuming a federal income tax rate of 21% for 2018, and 35% for 2017.

Contact:
Charles N. Funk	Barry S. Ray
President & CEO	Sr. VP & CFO
319.356.5800	319.356.5800